INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of MegaWest Energy Corp. (formerly Brockton Capital Corp.) on Form F-1, Amendment No. 3, filed on February 15, 2008 of our Auditors’ Report, dated August 25, 2006, on the balance sheets of MegaWest Energy Corp. (formerly Brockton Capital Corp.) as at April 30, 2006 and 2005, and the related statements of operations and cash flows for each of the years in the three year period ended April 30, 2006, and for the period February 8, 2000 (date of incorporation) to April 30, 2006 and the statement of shareholders’ equity (deficiency) for the period February 8, 2000 (date of incorporation) to April 30, 2006.

In addition, we consent to the reference to us under the heading “Statement by Experts” in the Registration Statement.

Vancouver, Canada	“Morgan & Company”

February 15, 2008	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1